Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On March 10, 2023 (the “Acquisition Closing Date”), NRG Energy, Inc. (“NRG” or the “Company”) completed the acquisition of Vivint Smart Home, Inc. (“Vivint”), pursuant to the agreement and plan of merger, dated as of December 6, 2022, by and among the Company, Vivint and Jetson Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub merged with and into Vivint, with Vivint surviving the merger as a wholly-owned subsidiary of the Company (the “Acquisition”).

On May 31, 2023, the Company entered into a definitive equity purchase agreement with Constellation Energy Generation, LLC to sell the Company’s 44% equity interest in South Texas Project Electric Generating Station (“STP”) for a purchase price of $1.75 billion, subject to customary purchase price adjustments (the “Disposition”). The Disposition is expected to close by the end of 2023 and is subject to regulatory approval by the U.S. Nuclear Regulatory Commission.

The following unaudited pro forma financial information of NRG and Vivint is presented to illustrate the estimated effects of the Acquisition and related financing adjustments as described below. Additionally, the unaudited pro forma financial information gives effect to the Disposition.

The unaudited pro forma balance sheet as of June 30, 2023 presents the historical consolidated balance sheet of NRG, after giving effect to the Disposition, as if it had occurred on June 30, 2023. The unaudited pro forma balance sheet does not include transaction accounting adjustments for the Vivint acquisition and related financing transactions as they are already reflected in the historical balance sheet. The unaudited pro forma combined statements of operations for the six months ended June 30, 2022, and the year ended December 31, 2022 combine the historical consolidated statements of operations of NRG and the historical consolidated statements of operations of Vivint, after giving effect to the transaction accounting adjustments for the Acquisition and related financing adjustments and the Disposition, as if the transactions had occurred on January 1, 2022. The unaudited pro forma combined statement of operations for the six months ended June 30, 2023 combines the historical consolidated statement of operations of NRG and the historical results of Vivint for the pre-acquisition period in 2023, after giving effect to the transaction accounting adjustments for the Acquisition and related financing adjustments and the Disposition, as if the transactions had occurred on January 1, 2022. These unaudited pro forma balance sheet and unaudited pro forma combined statements of operations are referred to as the “pro forma financial information”.

The pro forma financial information should be read in conjunction with the accompanying explanatory notes. In addition, the pro forma financial information is derived from and should be read in conjunction with the following historical financial statements and the related notes of NRG and Vivint:

•         audited consolidated financial statements of NRG as of and for the fiscal year ended December 31, 2022 and the related notes included in NRG’s Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 23, 2023;

•         unaudited condensed consolidated financial statements of NRG as of and for six months ended June 30, 2023 and 2022 and the related notes included in NRG’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023;

•         audited consolidated financial statements of Vivint as of and for the fiscal year ended December 31, 2022 and the related notes included in Vivint’s Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 24, 2023; and

•         unaudited condensed consolidated financial statements of Vivint as of and for the six months ended June 30, 2022 and the related notes included in Vivint’ Form 10-Q for the quarterly period ended June 30, 2022.

The pro forma financial information has been prepared by NRG for illustrative and informational purposes only, in accordance with Regulation S-X Article 11, Pro Forma Financial Information. The pro forma financial information is based on the transaction accounting adjustments and assumptions and is not necessarily indicative of what NRG’s consolidated statements of operations or consolidated balance sheet actually would have been had the transaction accounting adjustments been completed as of the dates indicated, or what they will be for any future periods. The pro forma financial information does not purport to project the future financial position or operating results of NRG. The pro forma financial information does not reflect any revenue enhancements, cost savings, operating synergies or restructuring costs that may be achievable or incurred prospectively in connection with the Acquisition or the Disposition.

For the Acquisition, the pro forma financial information has been prepared using the acquisition method of accounting under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) with NRG being the accounting acquirer. The purchase price is allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, and any excess value of the total consideration over the net assets is recognized as goodwill. The Company has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of the acquisition date based on NRG’s preliminary valuation of the tangible and intangible assets acquired and liabilities assumed using information currently available. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying pro forma financial information.

The Disposition is considered a divestiture of a significant business under Item 2.01 of Form 8-K. As a result, the Company prepared the pro forma financial information based on historical financial information of the Company. NRG includes its proportionate share of STP’s assets, liabilities, revenues and expenses in its consolidated financial statements.

In connection with the agreement and plan of merger, NRG entered into a commitment letter for a senior secured 364-day bridge term loan facility (the “Bridge Facility”) in a principal amount not to exceed $2.1 billion for the purposes of financing the Acquisition, paying fees and expenses in connection with the Acquisition, and certain other third-party payments in respect of arrangements of Vivint. NRG was able to secure permanent financing and did not fund the Acquisition by using the Bridge Facility.

In February 2023, the Company increased its Revolving Credit Facility by $600 million to meet the additional liquidity requirements related to the Acquisition.

NRG paid $12 per share, or $2.6 billion, in cash. The Company funded the acquisition using:

•         proceeds of $724 million from newly issued $740 million 7.000% Senior Secured First Lien Notes due 2033, net of issuance costs and discount;

•         proceeds of $635 million from newly issued $650 million 10.25% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, net of issuance costs;

•         proceeds of approximately $900 million drawn from its Revolving Credit Facility and Receivables Securitization Facilities; and

•         cash on hand.

Total consideration of $2.623 billion includes the fair value of acquired Vivint equity awards attributable to pre-combination service.

NRG ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA BALANCE SHEET

AS OF JUNE 30, 2023

(In millions)	Historical NRG	Transaction accounting adjustments (planned disposition of STP) (Note 4)	Notes	Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$422	$1,730	4(a)	$2,152
Funds deposited by counterparties	365	—		365
Restricted cash	26	—		26
Accounts receivable, net	3,274	—		3,274
Inventory	686	—		686
Derivative instruments	4,423	—		4,423
Cash collateral paid in support of energy risk management activities	270	—		270
Prepayments and other current assets	580	—		580
Current assets - held-for-sale	75	(75)	4(b)	—
Total current assets	10,121	1,655		11,776
Property, plant and equipment, net	1,706	—		1,706
Other Assets
Equity investments in affiliates	139	—		139
Operating lease right-of-use assets, net	221	—		221
Goodwill	5,143	—		5,143
Customer relationships, net	2,446	—		2,446
Other intangible assets, net	1,897	—		1,897
Derivative instruments	2,910	—		2,910
Deferred income taxes	2,711	—		2,711
Other non-current assets	536	—		536
Non-current assets - held-for-sale	1,161	(1,161)	4(b)	—
Total other assets	17,164	(1,161)		16,003
Total Assets	$28,991	$494		$29,485
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and finance leases	1,319	—		1,319
Current portion of operating lease liabilities	91	—		91
Accounts payable	2,107	—		2,107
Derivative instruments	3,832	—		3,832
Cash collateral received in support of energy risk management activities	365	—		365
Deferred revenue current	731	—		731
Accrued expenses and other current liabilities	1,395	—		1,395
Current liabilities - held-for-sale	36	(32)	4(b)	4
Total current liabilities	$9,876	$(32)		$9,844

NRG ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA BALANCE SHEET
AS OF JUNE 30, 2023 (Continued)

(In millions)	Historical NRG	Transaction accounting adjustments (planned disposition of STP) (Note 4)	Notes	Pro Forma
Other Liabilities
Long-term debt and finance leases	$10,737	$—		$10,737
Non-current operating lease liabilities	165	—		165
Derivative instruments	1,889	—		1,889
Deferred income taxes	130	—		130
Deferred revenue non-current	927	—		927
Other non-current liabilities	988	—		988
Non-current liabilities - held-for-sale	947	(916)	4(b)	31
Total other liabilities	15,783	(916)		14,867
Total Liabilities	25,659	(948)		24,711
Stockholders’ Equity
Preferred stock	650	—		650
Common stock	4	—		4
Additional paid-in-capital	8,504	—		8,504
Retained earnings	205	1,380	4(c)	1,585
Treasury stock, at cost	(5,861)	—		(5,861)
Accumulated other comprehensive loss	(170)	62	4(b)	(108)
Total Stockholders’ Equity	3,332	1,442		4,774
Total Liabilities and Stockholders’ Equity	$28,991	$494		$29,485

NRG ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2023

	Historical		Transaction accounting adjustments (acquisition of Vivint) (Note 5)		Pro forma financial	Transaction accounting adjustments
(In millions)	NRG	Vivint (pre- acquisition period)	Acquisition accounting adjustments	Financing adjustments	information (adjusted for Vivint acquisition)	(planned disposition of STP) (Note 6)(a)	Notes	Pro forma results (combined)
Revenue
Revenue	$14,070	$286	$—	$—	$14,356	$—		$14,356
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	13,740	58	—	—	13,798	17	6(a)	13,815
Depreciation and amortization	505	97	(43)	—	559	(5)	5(a), 6(a)	554
Selling, general and administrative costs	948	151	(57)	—	1,042	(6)	5(b), 6(a)	1,036
Acquisition-related transaction and integration costs	93	—	(70)	—	23	—	5(d)	23
Total operating costs and expenses	15,286	306	(170)	—	15,422	6		15,428
Gain on sale of assets	202	—	—	—	202	—		202
Operating (Loss)/Income	(1,014)	(20)	170	—	(864)	(6)		(870)
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	10	—	—	—	10	—		10
Other income/(expense), net	29	2	—	—	31	(1)	6(a)	30
Interest expense	(299)	(32)	(3)	9	(325)	—	5(e)	(325)
Total other expense	(260)	(30)	(3)	9	(284)	(1)		(285)
(Loss)/Income Before Income Taxes	(1,274)	(50)	167	9	(1,148)	(7)		(1,155)
Income tax (benefit)/expense	(247)	—	52	2	(193)	(2)	5(f), 6(b)	(195)
Net (Loss)/Income	$(1,027)	$(50)	$115	$7	$(955)	$(5)		$(960)

(a)	Excludes the impact of the Company’s hedges at the NRG portfolio level

NRG ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022

	Historical		Transaction accounting adjustments (acquisition of Vivint) (Note 5)		Pro forma financial information	Transaction accounting adjustments (planned
(In millions)	NRG	Vivint (as reclassified) (Note 2)	Acquisition accounting adjustments	Financing adjustments	(adjusted for Vivint acquisition)	disposition of STP) (Note 6)(a)	Notes	Pro forma results (combined)
Revenue
Revenue	$15,178	$800	$—	$—	$15,978	$—		$15,978
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	10,817	196	—	—	11,013	163	6(a)	11,176
Depreciation and amortization	340	312	40	—	692	(4)	5(a), 6(a)	688
Impairment losses	155	—	—	—	155	—		155
Selling, general and administrative costs	698	280	57	—	1,035	(5)	5(b), 6(a)	1,030
Acquisition-related transaction and integration costs	18	—	87	—	105	—	5(d)	105
Total operating costs and expenses	12,028	788	184	—	13,000	154		13,154
Gain on sale of assets	29	—	—	—	29	—		29
Operating Income	3,179	12	(184)	—	3,007	(154)		2,853
Other Income/(Expense)
Equity in losses of unconsolidated affiliates	(11)	—	—	—	(11)	—		(11)
Other income/(expense), net	12	32	(18)	—	26	(2)	5(c), 6(a)	24
Interest expense	(208)	(76)	(7)	(65)	(356)	—	5(e)	(356)
Total other expense	(207)	(44)	(25)	(65)	(341)	(2)		(343)
Income/(Loss) Before Income Taxes	2,972	(32)	(209)	(65)	2,666	(156)		2,510
Income tax expense/(benefit)	723	(1)	(58)	(16)	648	(37)	5(f), 6(b)	611
Net Income/(Loss)	$2,249	$(31)	$(151)	$(49)	$2,018	$(119)		$1,899

(a)	Excludes the impact of the Company’s hedges at the NRG portfolio level

NRG ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Historical		Transaction accounting adjustments (acquisition of Vivint) (Note 5)		Pro forma financial information	Transaction accounting adjustments (planned
(In millions)	NRG	Vivint (as reclassified) (Note 3)	Acquisition accounting adjustments	Financing adjustments	(adjusted for Vivint acquisition)	disposition of STP) (Note 6)(a)	Notes	Pro forma results (combined)
Revenue
Revenue	$31,543	$1,682	$—	—	$33,225	—		$33,225
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	27,446	390			27,836	379	6(a)	28,215
Depreciation and amortization	634	622	58	—	1,314	(9)	5(a), 6(a)	1,305
Impairment losses	206	—	—	—	206	—		206
Selling, general and administrative costs	1,228	559	57	—	1,844	(11)	5(b), 6(a)	1,833
Provision for credit losses	11	40	—	—	51	—		51
Acquisition-related transaction and integration costs	52	—	70	—	122	—	5(d)	122
Total operating costs and expenses	29,577	1,611	185	—	31,373	359		31,732
Gain on sale of assets	52	—	—	—	52	—		52
Operating Income	2,018	71	(185)	—	1,904	(359)		1,545
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	6	—	—	—	6	—		6
Other income/(expense), net	56	46	(21)	—	81	(2)	5(c), 6(a)	79
Interest expense	(417)	(167)	(15)	(119)	(718)	—	5(e)	(718)
Total other expense	(355)	(121)	(36)	(119)	(631)	(2)		(633)
Income/(Loss) Before Income Taxes	1,663	(50)	(221)	(119)	1,273	(361)		912
Income tax expense/(benefit)	442	2	(60)	(30)	354	(80)	5(f), 6(b)	274
Net Income/(Loss)	$1,221	$(52)	$(161)	$(89)	$919	$(281)		$638

(a)	Excludes the impact of the Company’s hedges at the NRG portfolio level

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1. Basis of Pro Forma Presentation

The pro forma financial information has been prepared using the acquisition method of accounting under U.S. GAAP, in accordance with Accounting Standards Codifications 805, “Business Combination” (“ASC 805”), and is derived from the audited historical financial statements of NRG and Vivint.

The unaudited pro forma balance sheet as of June 30, 2023 presents the historical consolidated balance sheet of NRG after giving effect to the Disposition, as if it had occurred on June 30, 2023. The unaudited pro forma balance sheet does not include transaction accounting adjustments for the Vivint acquisition and related financing transactions as they are already reflected in the historical balance sheet. The unaudited pro forma combined statements of operations for the six months ended June 30, 2022, and the year ended December 31, 2022 combine the historical consolidated statements of operations of NRG and the historical consolidated statements of operations of Vivint, after giving effect to the Acquisition and the related financing adjustments, and the Disposition, as if they had occurred on January 1, 2022. The unaudited pro forma combined statement of operations for the six months ended June 30, 2023 combines the historical consolidated statement of operations of NRG and the historical results of Vivint for the pre-acquisition period in 2023, after giving effect to the transaction accounting adjustments for the Acquisition and related financing adjustments and the Disposition, as if the transactions had occurred on January 1, 2022.

The pro forma financial information has been prepared by NRG for illustrative and informational purposes only, in accordance with Article 11. The pro forma financial information is based on the transaction accounting adjustments and assumptions and is not necessarily indicative of what NRG’s consolidated statements of operations or consolidated balance sheet actually would have been had the transaction accounting adjustments been completed as of the dates indicated, or what they will be for any future periods. The pro forma financial information does not purport to project the future financial position or operating results of NRG. The pro forma financial information does not reflect any revenue enhancements, cost savings, operating synergies or restructuring costs that may be achievable or incurred prospectively in connection with the Acquisition or Disposition.

The acquisition method of accounting requires an acquirer to recognize and measure in its financial statements the identifiable assets acquired and the liabilities assumed at fair value at the acquisition date. The determination of fair value used is preliminary and based on management’s best estimates considering currently available information and certain assumptions that management believes are reasonable under the circumstances. The purchase price allocation presented is dependent upon certain valuations and other analyses that have not yet been finalized. The final purchase price allocation, including the identifiable intangible assets and goodwill, may differ materially from the information presented.

Under ASC 805, acquisition-related transactions costs are not included as a component of the consideration transferred and are expensed in the period in which the costs are incurred. Total costs related to the Acquisition of approximately $55 million include due diligence, valuation, legal and filing fees, professional and other consulting fees.

The Disposition is considered a divestiture of a significant business under Item 2.01 of Form 8-K. As a result, the Company prepared the pro forma financial information based on historical financial information of the Company. NRG includes its proportionate share of STP’s assets, liabilities, revenues and expenses in its consolidated financial statements.

At this time, NRG is not aware of any material differences in the accounting policies followed by NRG and those used by Vivint in preparing its consolidated financial statements that would have a material impact on the pro forma financial information.

Note 2. Reclassification Adjustments

During the preparation of the pro forma financial information, management performed an analysis of the Vivint financial information to identify differences in Vivint’s financial statement presentation as compared to the presentation of NRG. The following reclassification adjustments align the presentation of historical Vivint consolidated statements of operations with that of NRG.

VIVINT

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(In millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Statement of Operations	Vivint Before Reclassification	Reclassification		Vivint as Reclassified
Recurring and other revenue	Total revenues	$800	$—		$800
Operating expenses (exclusive of depreciation and amortization shown separately below)	Cost of operations (excluding depreciation and amortization shown below)	196	—		196
Selling expenses (exclusive of amortization of deferred commissions included in depreciation and amortization shown separately below)		170	(170)	(a)	—
General and administrative expenses	Selling, general and administrative costs	110	170	(a)	280
Depreciation and amortization	Depreciation and amortization	312	—		312
Interest expense	Interest expense	76	—		76
Interest income		—	—		—
Change in fair value of warrant liabilities		(18)	18	(b)	—
Other income, net	Other income/(expense), net	(14)	(18)	(b)	(32)
Income tax (benefit) expense	Income tax expense/(benefit)	(1)	—		(1)
Net Loss		$(31)	$—		$(31)

(a) Reclassification from Selling expenses to Selling, general and administrative costs

(b) Reclassification from Change in fair value of warrant liabilities to Other income, net

VIVINT

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(In millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Statement of Operations	Vivint Before Reclassification	Reclassification		Vivint as Reclassified
Recurring and other revenue	Total revenues	$1,682	$—		$1,682
Operating expenses (exclusive of depreciation and amortization shown separately below)	Cost of operations (excluding depreciation and amortization shown below)	390	$—		390
Selling expenses (exclusive of amortization of deferred commissions included in depreciation and amortization shown separately below)		351	(351)	(a)	—
General and administrative expenses	Selling, general and administrative costs	248	311	(a)(b)	559
	Provision for credit losses	—	40	(b)	40
Depreciation and amortization	Depreciation and amortization	622	—		622
Interest expense	Interest expense	167	—		167
Interest income		(1)	1	(d)	—
Change in fair value of warrant liabilities		(21)	21	(c)	—
Other (income) loss, net	Other income/(expense), net	(24)	(22)	(c)(d)	(46)
Income tax expense	Income tax expense/(benefit)	2	—		2
Net Loss		$(52)	$—		$(52)

(a) Reclassification from Selling expenses to Selling, general and administrative costs

(b) Reclassification from General and administrative expenses to Provision for credit losses

(c) Reclassification from Change in fair value of warrant liabilities to Other income, net

(d) Reclassification from Interest income to Other income, net

Note 3. Calculation of Total Consideration and Preliminary Purchase Price Allocation for the Vivint Acquisition

NRG paid $12 per share, or $2.6 billion, in cash. The total consideration of $2.623 billion includes:

(In millions)
Vivint common shares outstanding as of March 10, 2023 of 216,901,639 at $12.00 per share	$2,603
Other Vivint equity instruments (Cash out RSUs and PSUs, Stock Appreciation Rights, Private Placement Warrants)	6
Total Cash Consideration	$2,609
Fair value of acquired Vivint equity awards attributable to pre-combination service	14
Total Consideration	$2,623

The purchase price is provisionally allocated as follows:

(In millions)
Current Assets
Cash and cash equivalents	$120
Accounts receivable, net	60
Inventory	113
Prepayments and other current assets	37
Total current assets	330
Property, plant and equipment, net	49
Other Assets
Operating lease right-of-use assets, net	35
Goodwill	3,492
Intangible assets, net:
Customer relationships	1,740
Technology	860
Trade name	160
Sales channel contract	10
Intangible assets, net	2,770
Deferred income taxes	381
Other non-current assets	14
Total other assets	6,692
Total Assets	$7,071

Current Liabilities
Current portion of long-term debt and finance leases	$14
Current portion of operating lease liabilities	13
Accounts payable	109
Derivatives instruments	80
Deferred revenue current	517
Accrued expenses and other current liabilities	207
Total current liabilities	940
Other Liabilities
Long-term debt and finance leases	2,572
Non-current operating lease liabilities	28
Derivatives instruments	32
Deferred income taxes	18
Deferred revenue non-current	835
Other non-current liabilities	23
Total other liabilities	3,508
Total Liabilities	$4,448

Vivint Purchase Price	$2,623

The preliminary fair value of the identifiable intangible assets of $2,770 million, which includes customer relationships, technology related assets, trade name and sales contracts, will be amortized over the estimated useful life. The estimated weighted average useful life is approximately 10 years. The preliminary useful lives of the intangible assets were determined based on the expected pattern of the economic benefit. The expected amortization for the remaining six months ending December 31, 2023 is currently estimated to be $342 million. The expected amortization for the five years following the Acquisition is currently estimated to be:

(In millions)
2024	$557
2025	437
2026	336
2027	260
2028	150

The final purchase price allocation depends on certain valuations and other analyses that have not yet been completed. The purchase price allocation may change materially based on receipt of more detailed information. Accordingly, the pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurance that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth above.

Note 4. Adjustments to Unaudited Pro Forma Balance Sheet

The pro forma adjustments reflected in the unaudited pro forma balance sheet are detailed below:

(a) Reflects the estimated cash proceeds of $1.75 billion from the sale of STP, net of estimated transaction costs of $20 million. Potential working capital adjustments are not reflected as the amounts of such adjustments, if any, are unknown at this time.

(b) Reflects the removal of historical balances of assets, liabilities and accumulated other comprehensive loss of STP that are included in the consolidated historical balance sheet under the captions held-for-sale.

(c) Reflects the estimated pretax gain on the sale, net of estimated transaction costs, as if the Disposition occurred on June 30, 2023. As the gain is directly attributable to the Disposition and is not expected to have a continuing impact on the Company’s operations, it is only reflected in retained earnings on the unaudited pro forma balance sheet and is not reflected in the unaudited pro forma combined statements of operations.

Note 5. Adjustments to Unaudited Pro Forma Combined Statements of Operations related to the Vivint Acquisition

The pro forma adjustments reflected in the unaudited pro forma combined statements of operations related to the Acquisition are detailed below:

(a) Adjustments to depreciation and amortization expense include:

(In millions)	For the six months ended June 30, 2023	For the six months ended June 30, 2022	For the year ended December 31, 2022
Reversal of historical Vivint amortization of capitalized contract costs	$(95)	$(275)	$(557)
Adjustment to intangible assets amortization based on the estimated fair value and estimated useful life	52	315	615
Acquisition Accounting Adjustments	$(43)	$40	$58

(b) Adjustment to remove $57 million of success and other fees incurred by Vivint, as the results of the successful acquisition by NRG, from the 2023 period and reflecting in the 2022 periods assuming the Acquisition occurred on January 1, 2022.

(c) Reflects the reversal of historical Vivint other income from the 2022 periods recorded for the change in fair value of warrant derivative liabilities, as the warrants are assumed to be cashed out upon the close of the Acquisition.

(d) Adjustments to acquisition-related transaction and integration costs include adjustments to reflect the acquisitions costs and certain one-time expenses directly related to the Acquisition in the 2022 periods.

(In millions)	For the six months ended June 30, 2023	For the six months ended June 30, 2022	For the year ended December 31, 2022
Acquisition costs	$(38)	$55	$38
Other one-time expenses directly related to the Acquisition	(32)	32	32
Acquisition Accounting Adjustments	$(70)	$87	$70

(e) Adjustments to Interest expense include:

	For the six months ended June 30, 2023	For the six months ended June 30, 2022	For the year ended December 31, 2022
Reversal of historical Vivint amortization of deferred financing costs and bond premium and discount	$1	$3	$6
Amortization of the difference between the fair value and the carrying value of Vivint outstanding debt	(4)	(10)	(21)
Acquisition Accounting Adjustments	$(3)	$(7)	$(15)
Interest expense on assumed newly issued corporate debt and incremental interest expense on Revolving Credit Facility and Receivables Securitization Facilities	(2)	(54)	(108)
Write-off of short-term deferred financing costs related to the Bridge Facility	11	(11)	(11)
Assumed Financing Adjustments	$9	$(65)	$(119)

(f) Income tax effect of the Acquisition accounting adjustments and financing adjustments (adjusted for permanents book/tax differences) based on a combined blended federal/state tax rate of 24.86% for all periods presented.

Note 6. Adjustments to Unaudited Pro Forma Combined Statements of Operations related to the Disposition

The pro forma adjustments reflected in the unaudited pro forma statements of operations are detailed below:

(a) Adjustment to remove the historical expenses of STP as well as the impact of buying replacement power to service the Company’s retail load.

(b) Adjustments to Income tax expense/(benefit) include:

•	For the six months ended June 30, 2023 and 2022, NRG’s unitary current state tax rate was used to calculate a blended federal/state rate of 23.46% and 23.48%, respectively, to tax effect the STP pre-tax pro forma adjustments, as STP does not file on a separate state tax return basis and its activity is included in NRG’s unitary state tax returns.

•	For the twelve months ended December 31, 2022, STP’s total income tax expense as calculated for the year-end 2022 tax provision was used as the tax effect of the pro forma adjustments included in note 6(a) above.